Allegiant Q4/FY 2018 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2018
FINANCIAL RESULTS
Fourth quarter 2018 Fully Diluted Earnings per Share of $2.56
Full year 2018 Fully Diluted Earnings per Share of $10.00
64th consecutive profitable quarter

LAS VEGAS. January 30, 2019 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full year 2018, as well as comparisons to the prior year:

	Three Months Ended December 31,			Twelve Months Ended December 31,
Unaudited	2018	2017	Change	2018	2017	Change
Total operating revenue (millions)	$412.1	$379.2	8.7%	$1,667.4	$1,511.2	10.3%
Operating income (millions)	63.1	26.8	135.7	243.5	230.6	5.6
Net income (millions)	41.4	83.4	(50.4)	161.8	198.1	(18.3)
Diluted earnings per share	$2.56	$5.18	(50.6)	$10.00	$12.13	(17.6)

"I’m happy to report we had our 64th consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "The past 18 to 24 months have been challenging as we pushed through a successful onetime changeover to an all Airbus fleet. This was a major undertaking by our team. During this period we sustained a number of one-time transition costs but still maintained among industry leading operating margins on our airline activity of 15.3 percent despite a 27 percent increase in the cost per gallon of fuel in 2018.

"And these returns were accomplished despite the added challenges of our fleet transition years. I couldn’t be more pleased with where we find ourselves today as we look forward to 2019 and beyond. We are also pleased with our EPS-based reporting approach which we started in 2018. You will see our estimates for 2019 below.

"Finally, my hat is off to our team. They not only rose up to the logistical challenge of the fleet changeover during the past 18 months, but at the same time continued to elevate our operational performance and customer service standards across the board."

Allegiant Q4/FY 2018 Earnings

Highlights

•	Currently 431 routes

◦	Nearly 75 percent no competition - 90 percent of new 2018 routes no competition

◦	Have identified an additional 600 routes for possible growth

•	2019 expect higher EBITDA

◦	Revenue improvement from higher number of incremental seats

◦	Greater efficiencies in labor and fuel consumption

◦	Higher aircraft reliability will enable more flights during peak days

◦	Higher number of charter opportunities versus the MD-80

•	2018 improvement in operations

◦	Controllable completion - 99.7 percent, among best in industry

◦	Improved operations - over $10 million in cost savings

◦	On time arrival 77 percent, up nearly four percentage points over 2017

•	Co-brand credit card

◦	Active accounts increased by approximately 60 percent versus 2017

◦	Signed marketing agreement with Minor League Baseball participating clubs

•	2019 high yield bond refinancing

◦	$450 million term loan

◦	Five year duration

◦	Expected to close in early February

Shareholder returns

•	2018 shareholder returns

◦	Returned $45 million in dividends in 2018

◦	Will pay dividends of $0.70 per share on March 14, 2019 to shareholders of record as of March 1, 2019

◦	$100 million in share repurchase authority

2019 outlook

•	Aircraft

◦	Expect to add seventeen Airbus aircraft by the end of the year

◦	Have now terminated forward capital leases for eight aircraft due to extensive delivery delays

•	Scheduled and system ASM growth

◦	First quarter expected to grow between four and six percent vs last year

◦	Expect first quarter ASM growth to be the lowest of the year

◦	Expect second quarter ASM growth to be the highest of the year due to later Easter

•	Sunseeker Resort financing

◦	Expect $175 million of the estimated $420 million Sunseeker Resort construction cost

◦	Provided by a well-known institutional asset manager

◦	2/3 of the loan is expected to be non-recourse to Allegiant Travel Company

◦	Expect financing to close by the end of the first quarter 2019

Allegiant Q4/FY 2018 Earnings

Guidance, subject to revision

Full year 2019 guidance	Current
Fuel cost per gallon	$2.10
Available seat miles (ASMs) / gallon	80.0 to 82.0

Interest expense (millions)	$70 to $80
Tax rate	24 to 25%
Share count (millions)	15.9
Earnings per share	$13.25 to $14.75

System ASMs - year over year change	7 to 9%
Scheduled service ASMs - year over year change	7 to 9%

Depreciation expense (millions)	$150 to $160
Airline operating CASM excluding fuel - year over year change	(3.5) to (1.5)%
Non airline operating income (millions)	($17) to ($12)

Airline CAPEX - full year 2019
Capital expenditures (millions)	$425 to 435
Capitalized Airbus deferred heavy maintenance (millions) *	$95 to 115

Sunseeker CAPEX
Project to date (millions)	$51
Expected 2019 spend (millions)	$250 to 300
Total project spend remaining **	$420

Other CAPEX - full year 2019***
Capital expenditures (millions)	$15 to 20

* - Not included in capital expenditure total
** - Of the total remaining capex, expect to receive $175m in third party financing as the last funds in the project, of which 2/3 is expected to be non-recourse to Allegiant Travel Company
*** - Includes G4 Complete Entertainment and TeeSnap

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE18	1Q19	2Q19	3Q19	YE19
A319 (156 seats)	32	37	37	38	38
A320 (177/186 seats)	44	46	51	53	55
Total	76	83	88	91	93

Aircraft listed in table above include only in-service aircraft and future aircraft under contract (subject to change)

Allegiant Q4/FY 2018 Earnings

Non-airline business

For greater transparency around the non-airline portion of the business, we are providing what we believe is a better measure of controllable airline costs that excludes costs driven by non-airline entities as well as their revenue contribution.

Airline-only CASM, excluding fuel and write down	Twelve Months Ended December 31,
	2018	2017	Change
CASM (cents)	9.56	9.41	1.6%
Adjusted for:
Aircraft fuel	(2.99)	(2.52)	18.7
Write down of MD-80 fleet	—	(0.26)	(100.0)
Non-airline	(0.13)	(0.07)	85.7
Airline-only CASM, excluding fuel and write down	6.44	6.56	(1.8)%
Note: CASM is defined as operating expense per available seat mile.

Airline-only operating margin, excluding write down (millions)	Twelve Months Ended December 31,
	2018	2017	Change**
Total company operating income (GAAP)	$243.5	$230.6	5.6
Adjusted for:
Write down of MD-80 fleet	—	35.3	(100.0)
Non-airline operating loss	10.4	5.7	82.5
Airline-only operating income*	$253.9	$271.6	(6.5)

Total company revenue (GAAP)	$1,667.4	$1,511.2	10.3
Adjusted for:
Non-airline revenue	(8.3)	(4.1)	102.4
Airline-only revenue*	$1,659.1	$1,507.1	10.1

Airline-only operating margin*	15.3%	18.0%	(2.7)

*Denotes non-GAAP figure. We are adjusting for non-airline activities in order to allow investors to better understand and analyze our principal operating performance for the periods shown.
**Except airline-only operating margin, which is percentage point change.

Components of non-airline

•	Teesnap - golf course management solution

◦	Currently manage over 590 golf courses

◦	Expect to manage over 800 golf courses in 2019

•	G4 Complete Entertainment - family entertainment centers

◦	Expect to have two stores open in the first half of 2019

•	Sunseeker Resorts - operating costs for Sunseeker Resort development as well as Kingsway golf course

◦	Golf course acquired in 2018

◦	Resort expected to be open in 2020

▪	Expect to include 500 hotel rooms, 189 long stay suites, restaurants, bars and other amenities

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, January 30, 2019 to discuss its fourth quarter and full year 2018 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4/FY 2018 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 75 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, future expansion of our Teesnap and family entertainment center businesses, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth after our transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to finance and successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger revenue (1)	$376,258	$341,644	10.1
Third party products	14,015	13,313	5.3
Fixed fee contract revenue	17,285	14,588	18.5
Other revenue	4,556	9,609	(52.6)
Total operating revenue	412,114	379,154	8.7
OPERATING EXPENSES:
Aircraft fuel	103,808	92,863	11.8
Salary and benefits	101,578	94,291	7.7
Station operations	38,754	34,602	12.0
Maintenance and repairs	23,151	25,870	(10.5)
Depreciation and amortization	36,710	29,142	26.0
Sales and marketing	19,290	15,967	20.8
Aircraft lease rentals	101	—	NM
Other	25,634	24,402	5.0
Special charge	—	35,253	NM
Total operating expense	349,026	352,390	(1.0)
OPERATING INCOME	63,088	26,764	135.7
OTHER (INCOME) EXPENSE:
Interest expense	13,574	11,659	16.4
Interest income	(2,967)	(1,616)	83.6
Other, net	12	(305)	(103.9)
Total other expense	10,619	9,738	9.0
INCOME BEFORE INCOME TAXES	52,469	17,026	208.2
PROVISION FOR INCOME TAXES	11,022	(66,350)	(116.6)
NET INCOME	$41,447	$83,376	(50.3)
Earnings per share to common shareholders (2):
Basic	$2.56	$5.18	(50.6)
Diluted	$2.56	$5.18	(50.6)
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,976	15,868	0.7
Diluted	15,989	15,879	0.7

NM - Not meaningful
(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,239,286	3,077,039	5.3
Revenue passenger miles (RPMs) (thousands)	2,898,303	2,766,503	4.8
Available seat miles (ASMs) (thousands)	3,605,069	3,430,711	5.1
Load factor	80.4%	80.6%	(0.2)
Operating expense per ASM (CASM) (cents)	9.68	10.27	(5.7)
Fuel expense per ASM (cents)	2.88	2.71	6.3
Operating CASM, excluding fuel (cents)	6.80	7.56	(10.1)
ASMs per gallon of fuel	81.4	75.4	8.0
Departures	24,300	23,322	4.2
Block hours	55,285	53,224	3.9
Average stage length (miles)	866	872	(0.7)
Average number of operating aircraft during period	86.6	89.3	(3.0)
Average block hours per aircraft per day	6.9	6.5	6.2
Full-time equivalent employees at end of period	3,901	3,752	4.0
Fuel gallons consumed (thousands)	44,299	45,509	(2.7)
Average fuel cost per gallon	$2.34	$2.04	14.7
Scheduled service statistics:
Passengers	3,183,524	3,027,401	5.2
Revenue passenger miles (RPMs) (thousands)	2,846,246	2,717,524	4.7
Available seat miles (ASMs) (thousands)	3,457,044	3,284,429	5.3
Load factor	82.3%	82.7%	(0.4)
Departures	23,017	22,077	4.3
Block hours	52,814	50,764	4.0
Total passenger revenue per ASM (TRASM) (cents) (2)	11.29	10.81	4.4
Average fare - scheduled service (3)	$71.23	$66.96	6.4
Average fare - air-related charges (3)	$46.96	$45.89	2.3
Average fare - third party products	$4.40	$4.40	—
Average fare - total	$122.59	$117.25	4.6
Average stage length (miles)	877	881	(0.5)
Fuel gallons consumed (thousands)	42,346	43,392	(2.4)
Average fuel cost per gallon	$2.33	$2.02	15.3
Percent of sales through website during period	93.8%	93.9%	(0.1)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger Revenue (1)	$1,533,701	$1,372,037	11.8
Third party products	58,060	52,707	10.2
Fixed fee contract revenue	50,286	48,708	3.2
Other revenue	25,400	37,751	(32.7)
Total operating revenue	1,667,447	1,511,203	10.3
OPERATING EXPENSES:
Aircraft fuel	445,814	343,333	29.8
Salary and benefits	413,892	371,599	11.4
Station operations	161,019	142,581	12.9
Maintenance and repairs	99,015	113,481	(12.7)
Depreciation and amortization	129,351	121,713	6.3
Sales and marketing	73,514	56,675	29.7
Aircraft lease rentals	868	3,098	(72.0)
Other	100,515	92,840	8.3
Special charge	—	35,253	NM
Total operating expense	1,423,988	1,280,573	11.2
OPERATING INCOME	243,459	230,630	5.6
OTHER (INCOME) EXPENSE:
Interest expense	53,762	38,990	37.9
Interest income	(9,226)	(5,808)	58.8
Other, net	(395)	(1,559)	(74.7)
Total other expense	44,141	31,623	39.6
INCOME BEFORE INCOME TAXES	199,318	199,007	0.2
PROVISION FOR INCOME TAXES	37,516	859	NM
NET INCOME	$161,802	$198,148	(18.3)
Earnings per share to common shareholders (2):
Basic	$10.02	$12.14	(17.5)
Diluted	$10.00	$12.13	(17.6)
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,941	16,073	(0.8)
Diluted	15,967	16,095	(0.8)

NM - Not meaningful
(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	13,750,199	12,310,122	11.7
Revenue passenger miles (RPMs) (thousands)	12,307,247	11,106,772	10.8
Available seat miles (ASMs) (thousands)	14,899,874	13,612,003	9.5
Load factor	82.6%	81.6%	1.0
Operating expense per ASM (CASM) (cents)	9.56	9.41	1.6
Fuel expense per ASM (cents)	2.99	2.52	18.7
Operating CASM, excluding fuel (cents)	6.57	6.89	(4.6)
ASMs per gallon of fuel	77.8	73.0	6.6
Departures	101,212	93,061	8.8
Block hours	230,123	212,405	8.3
Average stage length (miles)	868	870	(0.2)
Average number of operating aircraft during period	91.0	87.3	4.2
Average block hours per aircraft per day	6.9	6.7	3.0
Full-time equivalent employees at end of period	3,901	3,752	4.0
Fuel gallons consumed (thousands)	191,471	186,563	2.6
Average fuel cost per gallon	$2.33	$1.84	26.6
Scheduled service statistics:
Passengers	13,606,103	12,138,146	12.1
Revenue passenger miles (RPMs) (thousands)	12,145,601	10,901,161	11.4
Available seat miles (ASMs) (thousands)	14,340,674	13,031,824	10.0
Load factor	84.7%	83.7%	1.0
Departures	96,554	88,432	9.2
Block hours	220,760	202,752	8.9
Total passenger revenue per ASM (TRASM) (cents) (2)	11.10	10.93	1.6
Average fare - scheduled service (3)	$67.01	$67.90	(1.3)
Average fare - air-related charges (3)	$45.71	$45.14	1.3
Average fare - third party products	$4.27	$4.34	(1.6)
Average fare - total	$116.99	$117.38	(0.3)
Average stage length (miles)	875	876	(0.1)
Fuel gallons consumed (thousands)	183,798	178,298	3.1
Average fuel cost per gallon	$2.32	$1.83	26.8
Percent of sales through website during period	93.8%	94.0%	(0.2)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(millions)	12/31/2018	12/31/2017	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$81.5	$59.4	37.2%
Short-term investments	314.5	352.7	(10.8)
Long-term investments	51.5	78.6	(34.5)
Total unrestricted cash and investments	447.5	490.7	(8.8)
Debt
Current maturities of long-term debt and capital lease obligations, net of related costs	580.3	214.8	170.2
Long-term debt and capital lease obligations, net of current maturities and related costs	691.4	950.1	(27.2)
Total debt	1,271.7	1,164.9	9.2
Total Allegiant Travel Company shareholders’ equity	$690.3	$553.3	24.8%

Summary Cash Flow

	Twelve Months Ended December 31,
Unaudited (millions)	2018	2017	Change
Cash provided by operating activities	$356.5	$390.7	(8.8)%
Purchase of property and equipment, including capitalized interest	334.8	580.2	(42.3)
Repurchase of common stock	3.7	90.5	(95.9)
Cash dividends paid to shareholders	45.2	45.7	(1.1)
Proceeds from the issuance of long-term debt	211.2	497.5	(57.5)
Principal payments on long-term debt & capital lease obligations	$232.2	$138.9	67.2%

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic:
Net income	$41,447	$83,376	$161,802	$198,148
Less net income allocated to participating securities	(504)	(1,102)	(2,106)	(2,965)
Net income attributable to common stock	$40,943	$82,274	$159,696	$195,183
Earnings per share, basic	$2.56	$5.18	$10.02	$12.14
Weighted-average shares outstanding	15,976	15,868	15,941	16,073
Diluted:
Net income	$41,447	$83,376	$161,802	$198,148
Less net income allocated to participating securities	(503)	(1,102)	(2,104)	(2,962)
Net income attributable to common stock	$40,944	$82,274	$159,698	$195,186
Earnings per share, diluted	$2.56	$5.18	$10.00	$12.13
Weighted-average shares outstanding	15,976	15,868	15,941	16,073
Dilutive effect of stock options and restricted stock	29	60	53	74
Adjusted weighted-average shares outstanding under treasury stock method	16,005	15,928	15,994	16,147
Participating securities excluded under two-class method	(16)	(49)	(27)	(52)
Adjusted weighted-average shares outstanding under two-class method	15,989	15,879	15,967	16,095

Non-GAAP Presentation

Airline-only operating income excluding write down, airline-only revenue and airline-only operating margin excluding write down all eliminate non-airline revenue and expenses, and the effect of the non-cash impairment charge for the accelerated retirement of the MD-80 fleet in 2017, which are not reflective of our principal operating performance. As such, all of these are non-GAAP financial measures.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating income and total revenue. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income or other measures of financial performance prepared in accordance with GAAP. Neither operating income, total revenue, or operating margin less non-airline items and write down are GAAP measurements, and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry.